UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2015

Date of Report (Date of earliest event reported)

FISION Corporation
(Exact name of registrant as specified in its charter) (formerly DE Acquisition 6, Inc.)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 First Avenue North, Suite 620 Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

(612) 927-3700

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

There are many statements in this Current Report on Form 8-K that are not historical facts. These "forward-looking statements" can be identified by terminology such as "believe," "may," "intend," "plan," "will," "expect," estimate," "strategy," and similar expressions. These forward-looking statements are subject to material risks and uncertainties that are beyond our control, and many of these risks are discussed in this Current Report under the section entitled "Risk Factors." Although our management believes that the assumptions underlying these forward-looking statements are reasonable, they do not assure or guarantee our future performance. Our actual results could differ materially from those contemplated by these forward-looking statements. The assumptions used for these forward-looking statements require considerable exercise of judgment, since they represent estimates of future events and are thus subject to material uncertainties involving possible changes in economic, governmental, industry, marketplace, and other circumstances. To the extent any assumed events do not occur, the outcome may vary substantially from our anticipated or projected results. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 8, 2015, Fision Holdings, Inc., a Minnesota corporation (the "Company" or "Fision") entered into an Agreement and Plan of Merger (the " Merger Agreement") with FISION Corporation, formerly DE Acquisition 6, Inc., a Delaware corporation ("FISION DE"), and DE6 Newco Inc., a Minnesota corporation ("Newco") as a wholly-owned subsidiary of FISION DE , providing for the merger of Newco with and into Fision (the "Merger"), and resulting in Fision surviving the Merger as a wholly-owned subsidiary of FISION DE. The Merger Agreement was approved by Fision's Board of Directors and shareholders and by FISION DE as sole shareholder of Newco and Newco's Board of Directors pursuant to Minnesota law, and by the Board of Directors of FISION DE pursuant to Delaware law. The Merger was closed and became effective on December 28, 2015.

At the effective time of the Merger, each share of Fision common stock issued and outstanding immediately prior to the effective time of the Merger (except for any stockholders who properly exercised and perfected dissenting appraisal rights under Minnesota law) was converted automatically into the right to receive one share of common stock of FISION DE. All derivative securities of Fision exercisable, convertible or exchangeable into its common stock were also exchanged for similar derivative securities of FISION DE based upon equivalent share amounts, exercise or conversion prices, and other terms as existed under the pre-merger derivative Fision securities.

After the effective time of the Merger, the pre-Merger shareholders of FISION DE plus holders of reserved derivative shares of FISION DE represent five and one-half percent (5.5%) of its post-Merger outstanding common shares and reserved derivative shares; and the pre-Merger shareholders of Fision plus holders of reserved derivative shares of Fision represent ninety-four and one-half percent (94.5%) of the post-Merger outstanding common shares and reserved derivative shares of FISION DE. Following the Merger, 29,145,090 common shares of FISION DE are outstanding, including 300,000 common shares owned by pre-Merger shareholders of FISION DE and 28,845,090 common shares owned by pre-Merger shareholders of Fision. In addition, a total of 7,224,201 common shares of FISION DE have been reserved for exercise, conversion or exchange of stock options, warrants, convertible debt and any other derivative securities resulting from the Merger, including 1,700,311 shares reserved for pre-Merger FISION DE derivative securities and 5,523,890 shares reserved for pre-Merger Fision derivative securities.

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Effective with the Closing of the Merger, Ruth Shepley resigned as the sole officer and director of FISION DE, and the following persons were appointed to serve for FISION DE in the following capacities:

Name	Position
Michael Brown	Chief Executive Officer (CEO), Board Chairman, and Director
Garry Lowenthal	Executive Vice President, Chief Financial Officer (CFO) and Director

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by the Merger Agreement which is incorporated herein by reference.

The shares of FISION DE common stock and FISION DE derivative securities issued to former holders of Fision common stock and Fision derivative securities in connection with the Merger were not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent their registration or an applicable exemption from registration requirements. All certificates representing these shares of common stock and derivative securities will contain a legend stating the restrictions applicable to such securities.

Changes Resulting from Merger. At the effective time of the Merger, (i) a change of control of FISION DE occurred, and (ii)FISION DE intends and has agreed to carry on and operate Fision's business as its sole line of business

Accounting Treatment. The Merger is being accounted for as a "reverse merger" and recapitalization. For financial reporting purposes, Fision is the acquirer and FISION DE is the acquired company. Consequently, the assets and liabilities and operations reflected in the historical financial statements prior to the Merger will be those of Fision and will be recorded at the historical cost basis of Fision; and the consolidated financial statements after the Merger will include any assets and liabilities of both FISION DE and Fision as well as the post-Merger combined historical operations of FISION DE and Fision.

Tax Treatment. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as relating to such tax free reorganization exemption.

Small Business Issuer. Following the Merger, FISION DE will continue to be a "smaller reporting company" as defined in Regulation S-K of the Securities and Exchange Commission.

BUSINESS OF COMPANY

At the effective time of the Merger, Fision became a wholly-owned subsidiary of FISION DE. The acquisition of Fision is treated as a reverse acquisition, and accordingly the business of Fision became the business of FISION DE. At the effective time of this reverse acquisition, FISION DE was not engaged in any active business.

As used in this Current Report on Form 8-K, "Company," "Fision," "we," "our," and "us" for any period prior to the Closing of the Merger refer to Fision as a privately owned company, and for any period subsequent to the Closing of the Merger refer to FISION DE and its wholly-owned Fision subsidiary.

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Company Overview

Fision was financed and founded in 2010 under a former name by its current management in order to develop and create proprietary software solutions to support the marketing and sales operations and personnel of all types and sizes of private businesses and public entities. Fision has developed and successfully commercialized a unique cloud-based software platform which automates and integrates digital marketing assets and marketing communications, and accordingly "bridges the gap" between marketing and sales of an enterprise. We believe that our innovative software platform, proprietary technology, forward-looking strategy, and experienced management have positioned us to become a market leader in our marketing software and sales enablement segment of the rapidly-growing software-as-a-service (SaaS) industry.

We are a global cloud-based software development and licensing company offering a proprietary software platform to automate many marketing functions in order to promote and improve sales enablement. Our innovative software system is readily scalable to adapt to fast business growth of any customer, regardless of size. Since our founding, we have been engaged primarily in the development of our software platform along with commercializing, servicing and supporting our initial customers. Except for future customary software enhancements and periodic upgrades, the development of our automated marketing platform has been completed.

Fision software enables our customers to easily and quickly create and implement marketing campaigns to support their sales personnel while still emphasizing, protecting and enhancing their valuable brand assets. Use of our software solutions by our customers reduces substantially the time and cost incurred by them to produce and present marketing and sales campaigns and presentations for specific products or services.

Our proprietary and innovative marketing software enables every member of our customers' marketing and sales teams, by having easy and automated access to all their digital marketing and media assets, to leverage the full power of their distinctive brands and marketing assets in every interaction with their consumers or buyers, while at the same time assuring that central marketing maintains control of the brands and related corporate integrity.

Our current and targeted customer base ranges across diverse industries of all sizes, including banks and other financial institutions, insurance companies, hotels and other hospitality enterprises, healthcare and fitness companies, software and other technology companies, telecommunications companies, and the numerous other companies selling familiar branded products or services.

Fision software provides three major benefits to our customers, which are (i) accelerating their revenues, (ii) improving their marketing and brand effectiveness, and (iii) reducing significantly their marketing and sales costs.

We generate our revenues primarily from software licensing contracts typically having terms of one to three years and requiring monthly subscription fees based on the customer's number of users and locations where used. We have long-term contracts with eighteen (18) customers, and we are engaged in various stages of negotiation with or procurement of a substantial number of additional material customers.

We have licensed our proprietary software platform primarily through direct sales obtained by our management and other direct sales personnel. In late 2014, we also implemented a secondary sales channel utilizing experienced independent national sales agencies, our "channel partners." To date we have entered into three channel partnership arrangements, and we have already experienced revenues from the efforts of these channel partners.

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For the past few years, we have experienced a high gross margin of approximately 80% of our total revenues, and we anticipate continuing to maintain similar gross margins from sales of our software products in the future. The majority of our revenues are recurring, due to the nature of our contracts.

Our executive, sales and marketing offices, as well as our software development spaces and equipment, are located at 430 First Avenue North, Suite 620, Minneapolis, MN 55401, our telephone number is (612) 927-3700, and we maintain a website at www.FisionOnline.com.

Recent Significant Marketing Developments

Our recent marketing efforts have been very successful with large companies in three different industries. In late 2015, we entered into and closed two contracts with Capella Education Co. and Pekin Insurance Company, and a third contract with Ariba Inc. is scheduled for closing in January 2016. We believe these significant new clients will result in a substantial increase in our recurring revenues from our cloud-based Fision software platform in 2016 and beyond. These significant new customers are as follows:

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Capella Education Co. (Capella) -- Capella is a leading nationwide company in the online for-profit education industry and is based in Minneapolis, Minnesota. Through its accredited, nationally-recognized and wholly-owned Capella University, Capella provides numerous online college and post-college education courses and degrees in many fields. Capella is a publicly-traded NASDAQ company with annual revenues in excess of $400 Million.

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Pekin Insurance Company (Pekin) – Pekin is a leading regional insurance company based in Pekin, Illinois (near Peoria) and primarily serving most Midwestern states, particularly Illinois, Ohio and Indiana. Pekin offers its customers many forms of auto, life, health, and property insurance.

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Ariba (a SAP company) – Ariba Inc. is a leading worldwide provider of SaaS software technology based in Sunnyvale, California, and offers procurement and contract management software services through its business commerce network. When Ariba was acquired by SAP in 2012, it produced annual revenues of $335 Million.

In addition, our current ongoing commercial negotiations with prospective customers include a considerable number of other potential new clients, and we expect to close material contracts with 5-6 of them in the near future.

Need for Fision Platform

Because of the explosion of new and changing digital hardware and software technology in recent years, we believe that one of the biggest problems facing corporations today is the vast and overwhelming amounts of digital assets they hold and manage internally for their marketing and sales activities. We also believe that in many instances this situation results in substantial confusion and inefficiency between marketing and sales personnel and their respective functions and activities. And any inability to integrate technology and digital assets between sales and marketing effectively results in lost revenues, lower productivity, poor brand management and delay in delivering effective marketing communications and campaigns to sales forces.

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Our Fision software platform was created to bridge the gap and address any disconnect in the use of digital and brand assets between marketing and sales functions and personnel. The primary purpose of our software development has been focused toward addressing and improving the use of digital marketing assets and brands by automating them in a scalable structure to help generate sales for our customers.Our automated marketing solutions seamlessly manage massive amounts of digital data and assets of our customers. Through our cloud-based automated software platform, we provide our customers with complete and readily scalable digital asset management featuring real-time access, rapid sales campaign and presentation customization, secure control of digital assets, and instant reporting and tracking of sales and customer data, all with full brand protection and legal compliance. In short, our Fision software platform fully satisfies our main slogan of "automating marketing to enable more efficient sales."

Advantages of the Fision platform include the following:

•	Reducing the time and cost to localize marketing content, resulting in shortening the sales cycle for faster speed to market.

•	Responding quickly to changing consumer market conditions.

•	Enhancing the effectiveness of digital distribution to targeted consumers or buyers whether through print, email, mobile, website or social media.

•	Providing autonomy to scattered sales force personnel to enable them to independently and quickly create locally relevant content and launch their own selling campaigns.

•	Distribution of specialized content to selected consumer or buyer groups.

•	Maintaining corporate and brand integrity.

•	Facilitating regulatory compliance.

•	Improving marketing and sales performance analytics.

Particularly through its ability to personalize digital marketing information for targeted consumers rapidly and effectively, we believe that use of our marketing software platform results in improved marketing efficiencies and better consumer or client acquisition for our customers.

The Fision Platform

Our platform of marketing software solutions has been developed and commercialized through our management and in-house technology personnel utilizing our servers and other computer equipment located at our Minneapolis facility. Since our inception in 2010, we have invested approximately $4 million in technology development for our software solutions platform. After being developed and tested to our satisfaction, our software applications are moved to and hosted by virtual servers from a powerful fully-scalable "cloud-based" platform operated by a key vendor providing us with these cloud services.

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The Fision software platform centrally collects, stores, prioritizes, organizes, streamlines, integrates and distributes the numerous digital marketing assets of our customers including videos, images, logos and other brand materials, presentations, social content and any other such marketing assets. Using Fision's automated software technology, these digital assets then become readily available for user access as determined by our customers. Our system is designed to allow any corporate marketing department the ability to instantly and seamlessly update its users with the latest digital marketing content and materials while providing them with a simple, intuitive software interface to quickly find what they need on any digital device, anytime and anywhere. Even customers with extensive global sales networks have the ability to quickly and efficiently create and deliver customized sales campaigns or presentations to selectively targeted consumer audiences while conveying a positive, personalized and consistent brand experience.

The automated nature of the Fision platform empowers marketing and sales personnel of our customers to easily and rapidly create compelling, personalized and brand-oriented sales communications and campaigns.We believe that the use of our software marketing solutions by our customers results in a substantial increase in their return on investment (ROI) and their profitability.

Our Customers

Our potential customer base is global and virtually unlimited, since our automated marketing software solutions are totally cloud-based and scalable, and provide a multitude of digital tools and solutions which can benefit any company selling products or services, regardless of their size.

We have written licensing agreements with eighteen (18) customers using our marketing software solutions platform. Our customers typically "stick" with us and our Fision platform, and accordingly we have received substantial recurring revenues from them on a consistent basis. Certain key customers have maintained written contracts with us for several years, including Aveda, Renewal by Andersen, PostNet, and the Vitality Group. And during the past couple years, we have continued to realize revenues from additional customers, including XRS, Mediaspace, and Flannery Hotels in 2013, Grand Casino, IronPlanet, and Full Circle Group/RAZR in 2014, and Summit Reinsurance, Life Time Fitness, and VitalityHealth/PruHealth in 2015.

We regard the high percentage of recurring revenues received by us on a consistent basis to be very significant for our marketing strategy which emphasizes long-term relationships with our customers under written contracts. We believe that our consistent success in developing high recurring revenues is a keystone feature of our business model.

We currently have a considerable number of prospective material clients in our pipeline, and we are either actively procuring written contracts from them or engaged in preliminary negotiations for contracts with them.

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Our Industry

We are positioned in the marketing/sales segment of the broad software-as-a-service (SaaS) industry, which segment we believe from available industry data now represents annual revenues of about $22 Billion, while the entire SaaS industry has annual revenues of $76 Billion.

Corporate spending on computer software applications and other intellectual technology (IT) has been growing at a rapid pace for many years, and a large amount of that spending is now being directed to support and enhance marketing and sales efforts and activities. For many corporations, marketing software technologies have evolved to become a fundamental driver of IT purchasing. Indeed, a leading industry analyst recently predicted that by 2017, Chief Marketing Officers will spend more on IT than their counterpart Chief Information Officers.

Marketing

We market and sell licensing rights to our proprietary software platform under written contracts with our customers which typically have one to three-year terms. Our historical customers and revenues were procured primarily through direct sales obtained by our management and direct sales force.

Our marketing and related sales efforts and activities include generating sales leads and contract proposals with customers through our direct sales force, our management and their personal business contacts, and other persons affiliated or associated with us. Our direct marketing and sales efforts are supported by various secondary activities including participation in selected industry trade shows and conventions, certain print and digital media advertising and promotion, and to some extent solution overviews and presentations posted on our website.

In late 2014, we implemented a secondary sales channel which involves targeting independent national sales agencies to sell (license) our branded software products as agents paid based on their actual sales. We regard and refer to these sales agencies as our "channel partners." To date we have entered into three channel partner arrangements with experienced agencies, and we have already realized revenues from their sales efforts.

Cloud-Based Platform

Since 2011, storage and operation of our software solutions along with the digital marketing assets and related data of our customers have been outsourced by us to take place in the "cloud." Providers of cloud services are typically referred to as "virtual servers" since they provide all digital data storage and software application services to their clients. The cloud-based service provider used by us now and for the past couple years is an established Minneapolis-based company, which offers readily scalable and secure cloud services capable of satisfying any increasing demand or changing circumstances in the needs of our customers or us. We have no long-term contract with our cloud service provider, but rather we pay $6,100 monthly on a month-to-month basis for these services and our position in their cloud.

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We regard the hosting of our software applications, the ready digital interface with our customers, and the storage of unlimited customer data, with our cloud provider as being crucial to our operating strategy. Our major savings in expensive computer equipment, high salaried technology personnel, and costly security measures through our use of the cloud is vital to our cost of doing business. In addition, we believe that our highly qualified cloud provider is more effective in delivering our automated software solutions to our customers than we could perform in any event

Research and Development

Since inception, the Company has committed substantial financial, personnel and other resources toward research and development efforts and activities related to the integration, commercialization and improvement of our proprietary software and other technologies. Our development activities are conducted both internally from our Minneapolis headquarters facility by our experienced and well-qualified development programmers and software architects, and from outsourced contracts with experienced independent software development companies and individuals. We own considerable servers and other computer equipment located at our Minneapolis facility, which are used by our development personnel to develop and enhance our marketing software platform

Employees

As of December 31, 2015, we had seven (7) full-time employees, including our Chief Executive Officer, Chief Financial Officer, Senior Vice President of Sales, Controller/Office Manager, Customer Support Specialist, and two Programmer/Developers. None of our employees are subject to a collective bargaining agreement. We believe that our relations with our employees are good.

FISION DE

FISION DE was incorporated in the State of Delaware on February 24, 2010 under its former name, DE Acquisition 6, Inc., and changed its name to FISION Corporation on December 7, 2015. Since inception, FISION DE has been inactive and has not conducted any formal business operations until the consummation of the Merger resulting in Fision becoming a wholly owned subsidiary of FISION DE.

Prior to the time of the Merger Agreement, there were no material relationships that existed between the officers, directors and affiliates of FISION DE, on the one hand, and the officers, directors and affiliates of Fision, on the other hand.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the following risks, along with all of the other information contained in this Current Report, before considering making an investment decision to purchase any of our securities. If one or more of the following risks occur, our business, financial condition and results of operations could suffer materially. In that case, the trading price of our common shares could decline substantially, and you could lose a substantial part or all of your investment.

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Risks Related to Our Business

We have a limited operating history and substantial accumulated losses, and we anticipate incurring continued losses.

Our business must be considered and evaluated in light of the risks, expenses, and problems frequently encountered by companies in their early stages of development and commercialization of products, and particularly companies like us participating in new and rapidly evolving markets. These risks include our failure to anticipate and adapt to new technology or changing market conditions, the rejection of or lack of satisfaction with our services and products by our existing or potential customers, our inability to obtain additional capital when needed from time to time, our inability to protect our intellectual property, and any development of equal or superior products or services by our competitors. Accordingly, there can be no assurance we will be successful in addressing these risks.

We incurred net losses of $2,234,621 for the year ended December 31, 2013, $2,784,044 for the year ended December 31, 2014, and $2,100,760 for the nine months ended September 30, 2015; and since our inception in 2010 we have an accumulated deficit of $10,437,292 as of September 30, 2015. Moreover, we expect to continue operating at a loss until at least through the end of 2016. There is no assurance based on our past business experience to support any belief that we can become profitable or sustain profitability in the future. There can be no assurance that we can generate significant revenue growth, or that any revenue growth that we achieve can be sustained. To any extent that increases in our operating expenses precede or are not soon followed by increased revenues, our business, results of operations and financial condition would be adversely affected materially

If we are unable to obtain significant additional financing soon and from time to time thereafter when needed, our business development and operations would encounter serious delays or could even result in the complete failure of our business.

Our ability to become commercially successful and profitable will depend largely on our being able to continue raising significant additional financing soon and from time to time in the future. If we are unable to raise additional financing through equity and/or debt sources as needed, we would not be able to succeed in our commercial operations, which eventually could result in our failure. There is no assurance any such additional funds will be available on terms satisfactory to us, if at all.

We have a significant amount of secured and unsecured debt which mostly has matured, and this could limit or even eliminate recovery of your investment if we fail to reach substantial profitability or otherwise resolve or satisfy our outstanding debt.

We have a substantial amount of indebtedness in the form of various Notes Payable. As of September 30, 2015, we had approximately $2,693,304 of Notes Payable including accrued interest, most of which has matured and been past due for a substantial time. We satisfied many of these outstanding Notes, however, concurrent with the closing of the Merger when we converted a majority of our Notes Payable into our common stock.

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There is no assurance we will be able to convert our remaining matured debt into common stock, or to otherwise satisfy or resolve this debt through new financing or refinancing, or to achieve profitability sufficient to make future payments to satisfy this debt. If we cannot satisfy or resolve our substantial overdue indebtedness, such failure would have a significant adverse effect on our business and financial condition, and could even cause a total failure of our business.

If we are unable to pay, refinance, convert to equity or otherwise resolve our matured indebtedness, we could be forced into bankruptcy or other insolvency proceedings. In that event, since our common stock ranks junior to all our indebtedness, holders of our common shares most likely will not recover any portion of their investments.

In addition, our current and any future issuances of common shares for debt conversion will have substantial dilutive effect upon our existing shareholders, and the overhang from the resale or even potential resale of these debt conversion shares on any future public market for our common stock could have a material adverse effect on the price of our common stock.

We may not be able to continue as a going concern.

Our operating expenses are being funded inadequately by various sources including certain limited sales of our equity securities, limited revenues from customer contracts, deferral of management salaries, and stock-based payment to management and certain service providers, and we currently have very limited cash. Due to this situation and our ongoing losses, there is substantial doubt whether our business can continue as a going concern to support its commercial operations and satisfy its outstanding debt and other obligations. Our management is attempting to obtain additional significant financing to enable us to continue as a going concern, but there is no assurance that adequate funds will become available to allow us to continue as a going concern.

Our ability to generate future material revenues will depend upon a number of factors, some of which are beyond our control.

These factors include the rate of acceptance of our marketing software products, competitive pressures in our industry, effectiveness of our sales force, adapting to changes in technology in our industry, and general economic trends. We cannot forecast accurately what our revenues will be in future periods.

Our operating results have fluctuated and been difficult to predict, and our results could continue to fluctuate and be unpredictable in the future.

Our operating results have been difficult to predict, have historically fluctuated, and may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. Accordingly, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may affect our quarterly operating results may include: any material changes in demand for our software solutions; the introduction of new technologies by competitors; the nature of our variable and unpredictable sales cycle; changes in the number, availability and quality of competing products; the timing and amount of sales and marketing expenses incurred by us to attract new customers; changes in the economic or business prospects of our customers or the economy generally; changes in our pricing policies or the pricing policies of our competitors; changes in governmental regulation of the Internet, wireless networks and mobile platforms; unforeseen costs necessary to improve and maintain our technologies; and costs related to any acquisitions undertaken by us.

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We face significant challenges in obtaining market acceptance of our products and establishing our Fision brand.

Our success depends primarily upon the acceptance of our software platform and our brand by new customers, most of who are not familiar with and have not used our products, and also do not recognize our brand and corporate identity. Acceptance of our marketing software solutions by new customers will depend on many factors including price, reliability, performance, service accessibility and effectiveness, and our ability to overcome existing loyalties to established brands. There is no assurance we will be able to meet these challenges successfully.

We depend on a small number of customers for a substantial portion of our revenues, and any material reduction in the use of our software platform by our major customers could reduce our revenues significantly.

For the fiscal years ended December 31, 2014 and 2013, five customers in 2013 each accounted for more than 10% of our revenues and four customers in 2014 each accounted for more than 10% of our revenues, and combined these customers represented slightly over 50% of our revenue during each of 2013 and 2014. None of these customers was significantly dominant in either 2013 or 2014, however, since the highest revenue customer in each year was less than 13% of our revenues. A significant reduction for any reason in the use of our software solutions by one or more of our major customers could harm our business materially.

Our success is dependent upon our current key personnel as well as our ability to attract, recruit and retain additional key employees.

We believe that our success will depend significantly on continued employment of our management and key technology and sales personnel, and the loss of the services of one or more of them could harm our business substantially. Our future business also will be dependent on hiring additional qualified key personnel, and if they are not available when needed, our future growth and prospects could suffer materially.

We operate in a highly competitive industry, and we may not be able to compete successfully.

Our market is highly competitive, with many companies providing solutions competitive to our software platform. Well-known and established competitors include Marketo, Eloqua (Oracle), Unica (IBM), Hubspot, ExactTarget (Salesforce), Aprimo, SAP, Responsys and Silverpop. We expect additional strong competitors to emerge in the future from time to time.

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Most of our current and potential competitors have significantly more personnel, financial, technical, marketing and other resources than we possess, and accordingly they are able to devote substantially greater resources than us to development, marketing, sales, and support of their products and services. We lack many things which most of our competitors have, including an established brand and name recognition, existing relationships with a large customer base, the ability to undertake costly and extensive marketing campaigns, and large customer support teams.

Software solutions and demands in our industry often change significantly, and our future success will depend materially on our ability to anticipate and respond to such changes. If we cannot adjust and compete effectively with changing software solutions and products as and when they are introduced in our industry, our ability to generate meaningful revenues or achieve profitable operations would be impaired substantially.

Our current and potential competitors may develop and offer new software technologies that render our products less competitive, unmarketable or even obsolete. In addition, if any competitors develop products with similar or better functionality than our solutions, we may need to decrease the prices for our products to remain competitive, which could result in a material reduction in our margins and a corresponding material negative effect on our operating results and financial condition.

We may not be able to address and solve satisfactorily the many competitive pressures and challenges facing us in our industry, and our failure to do so would harm substantially our business, operating results and financial condition.

Our market may develop more slowly than we expect, which could harm our business.

Development of marketing software solutions is an emerging market, and our current and future customers may ultimately find our software platform to be less effective than anticipated for promoting their products or services, which as a result could cause them to reduce their spending on our software solutions. If the market for our products develops more slowly than we expect, we may not be able to increase our revenues effectively and our business would suffer.

Failure to manage growth effectively could harm our business seriously.

We have experienced considerable growth in our business since we began commercial operations. Based on procurement transactions now underway with potential new customers, we expect the pace of our growth to increase materially. If we do not effectively manage our growth, the perceived quality of our business may suffer materially, which could negatively affect our reputation and the demand for our products. Our growth is expected to place an increasing strain on our resources and infrastructure, and our future success will in large part depend on the ability of our senior management to manage any growth effectively. Any failure by our senior management to manage our future growth properly could impair our ability to deliver our software solutions in a timely fashion, to fulfill existing customer commitments, or to attract and retain new customers.

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Interruption or failure of our information technology and communications systems could hurt our ability to provide our services effectively, which could damage our reputation and harm our operating results.

The availability to our customers of our products and services depends on the continuing and efficient operation of our information technology and communications systems and infrastructure, and most particularly on the "cloud-based" service provider facility which hosts our Fision software platform. These electronic systems are vulnerable to damage or interruption from earthquakes, vandalism, sabotage, terrorist attacks, floods, fires, power outages, telecommunications failures, and computer viruses or other deliberate attempts to harm the systems. The occurrence of a natural or intentional disaster, any decision to close a facility we are using without adequate notice, or particularly an unanticipated problem at our cloud-based virtual server facility, could result in harmful interruptions in our service, resulting in damage to our customers and brand and likely a reduction to our revenues.

We may not be able to adequately protect or enforce our intellectual property (IP) rights.

Our success and competitive position will depend materially on our ability to protect our intellectual property (IP), including trademarks, trade names, patent rights and trade secrets. Despite our efforts to protect these proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to wrongly obtain and use our information technology. In addition, competitors may independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or they become marginalized or valueless due to developments by a competitor, our business could suffer materially. Moreover, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Any such litigation could result in substantial costs and diversion of our resources, which could cause serious harm to our business, operating results and financial condition.

We have submitted and filed four patent claims which are pending with the United States Trademark and Patent Office (USTPO) covering certain technological aspects of our Fision software platform, and we expect to receive patent protection regarding these patent claims. We regard the proprietary software technology covered by these pending patents to be significant for our future business and our standing and reputation in our industry. There is no assurance that the patent claims we have filed will provide us with any significant proprietary protection even if they are approved.

We could incur substantial costs and disruption to our business as a result of any infringement claim involving intellectual property of another party, which could harm our business and operating results.

We cannot predict whether any third party claims will occur alleging that we have infringed their intellectual property arising from our operations, and if any such claims occur whether they will substantially harm our business and operating results. If we are forced to defend any infringement claims, whether with or without merit or even if determined in our favor, we may face costly litigation and diversion of our management and other personnel. Moreover, any outcome of a claim resulting in our having infringed another's intellectual property rights may require us to pay significant damages and attorney fees; to cease licensing our Fision software platform; to expend substantial development resources to redesign our products; or to enter into potentially unfavorable royalty or license agreements to use third-party technologies, which may not be available on terms acceptable to us, if at all. Even regarding any disputes or litigation resolved in our favor, the time and resources required from us to resolve them could harm our business, operating results, financial condition, brand and reputation.

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Risks Related to Our Common Stock

There is no current trading market for the Company's common stock.

Although we intend to obtain a trading symbol and public OTC market for our common stock as soon as possible, currently there is no such trading market. We believe that a registered broker-dealer will apply for a ticker symbol for our common stock to be quoted and trade publicly on an established OTC market in the near future, but we will not be in a position to control this application process. Accordingly, there is no assurance that we will be able to obtain a ticker symbol and listing for our common stock on any public market. Moreover,there is no assurance that any future trading market for our common stock will become active or liquid, or be sustained when and if developed. When and if a trading market for our common stock develops, there remains a significant risk that our common stock price may fluctuate substantially in the future in response to various factors including the following:

•	Variations in our operating results.

•	Departures or additions of key personnel.

•	Announcements of significant acquisitions or strategic joint ventures.

•	Announcements of significant capital commitments or transactions.

•	Announcements of significant patent or other technological matters.

•	Substantial sales of our common stock in the open market.

•	Significant litigation matters.

•	Announcements of new product developments.

•	Gain or loss of significant customers.

•	General market conditions or specific political and economic conditions.

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When and if we obtain a public trading market for our common stock, we anticipate it will be subject to the "penny stock" rules of the Securities and Exchange Commission, which may make it more difficult for our stockholders to sell their common stock.

Under SEC rules, a "penny stock" includes any equity security having a market price of less than $5.00 per share, subject to certain limited exceptions. Regarding any transaction involving a penny stock, these rules require a broker or dealer to approve a person's account for transactions in penny stocks, and also to receive from the person a written consent to the transaction and its terms. The broker or dealer also must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person is competent to evaluate the risks of penny stocks. Prior to the transaction, the broker or dealer also must deliver a disclosure schedule containing the rights and remedies available to the person, the basis on which the broker or dealer made the suitability determination, and the receipt of the related signed agreement from the person.

Due to these penny-stock rules, brokers and dealers may be less willing to execute transactions in penny stock securities, and this may make it more difficult for shareholders to dispose of our common stock if and when such common shares are eligible for sale, which could cause a decline in the market value of our common stock.

Because we became a publicly-held company by means of a reverse merger with an inactive public company, it may be difficult for us to attract the attention of brokerage firms and financial analysts.

Due to our becoming public through a reverse merger,we currently have no material relationship or public stock trading history with any brokerage firm, underwriter or financial analyst. Accordingly, assuming we obtain a public trading market for our common stock, there may be little or no incentive for securities analysts of brokerage and other financial firms to provide investment coverage of us or to recommend the purchase of our common stock.

Being a public company results in additional expenses and diverts management's attentions.

Due to the Merger, the business of Fision must now bear the expenses associated with being a public reporting company including being subject to the reporting requirements of the Securities Exchange Act of 1934. These requirements generate significant accounting, legal and financial compliance costs, and may place significant strain on our personnel and resources. As a result, management's attention may be diverted from other significant business concerns, which could have an adverse material effect on our business, financial condition and results of operations.

Applicable and extensive regulatory requirements, including those of the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or even attract qualified officers and directors, which could adversely affect the management of our business and our future relationships in the investment community.

It may be difficult for us to attract and retain those qualified officers and directors required to provide for effective management because of the many and ever increasing rules and regulations governing publicly held companies. The Sarbanes-Oxley Act particularly added demanding new rules and regulations and the expansion and strengthening of existing rules and regulations, including required certifications by our principal executive officers. The SEC, FINRA and the stock exchanges also continue to add to or expand their rules frequently. This extensive and ongoing situation regarding the adoption of new rules and regulations by these various regulatory agencies has created a real, or at least perceived, increased personal risk to members of management of public companies, which may deter qualified candidates from accepting roles as directors or officers of our Company. If we are unable to attract and retain future qualified officers and directors as needed, the management of our business and our future ability to obtain a listing of our securities on a national stock exchange could be adversely affected materially.

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If the Company fails to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or detect fraud. In that event, investors and the financial community could lose confidence in our financial reporting, which in turn may result in a decline in the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect any fraud or material weaknesses in our internal controls. We are in the process of assessing our internal controls to identify changes needed to be implemented by us. Any failure by us to implement the changes necessary to maintain an effective system of internal controls could harm our operating results materially and also cause investors and financial analysts to lose confidence in our reported financial information. Any such loss of confidence in the investment community would have a negative effect on the trading and price of our common stock.

Even if we do not experience material weaknesses, our internal controls may not prevent all potential errors, since any control system, regardless of its design, can provide only reasonable and not absolute assurance that the objectives of the control system will be achieved.

Ownership and related voting power of our shareholders is concentrated substantially in our insiders.

Our officers and directors beneficially own 43% of our outstanding shares of common stock upon completion of the Merger. Such concentrated ownership and control by our management could adversely affect the price of our common stock. Any person acquiring our common stock most likely will have no effective voice in the management of the Company. Moreover, any material common stock sales by our insiders or affiliates could adversely affect the price of our common stock.

This substantial concentration of stock ownership most likely affords our insiders the ability to control all matters requiring stockholder approval including the election of all directors, and the approval of mergers, acquisitions or other significant corporate transactions. This ownership concentration also could delay or prevent a change of control of the Company, which could deprive our stockholders from receiving a premium for their common shares.

We do not intend to pay dividends for the foreseeable future.

We have not paid any dividends on our common stock to date, and we do not anticipate paying any such dividends in the foreseeable future. We anticipate that any earnings experienced by us will be retained to finance the implementation of our operational business plan and expected future expansion.

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Our Articles of Incorporation allow for our Board of Directors to create and designate new series of our preferred stock without any approval of our shareholders, which could diminish the rights of holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of our authorized preferred stock without further common stockholder approval for issuance. Accordingly, our directors could authorize preferred shares, for example, that would grant a preference over common shareholders to our assets upon liquidation, or grant voting power and rights superior to those of common shares, or grant rights to preferred stock to accumulate and receive dividend payments before any distribution to common shareholders, or grant special redemption terms and rights prior to any redemption of common shares, or grant rights convertible at favorable terms into common stock. Granting one or more of these or other preference rights to preferred stock could decrease the relative voting power of our common stock and result in substantial dilution to our common stockholders.

We have no outstanding preferred stock and no present intention to designate or issue any series of our preferred stock.

Due to the Company formerly being a "shell company" under applicable SEC rules, our shareholders will not be able to rely on the safe harbor provisions of Rule 144 to resell their shares until at least January 4, 2017, which will make it materially more difficult or even impossible to sell shares of our Company before January 4, 2017.

Our Company was a "shell company" from inception through the closing of the Merger on December 28, 2015 resulting in Fision becoming our wholly-owned subsidiary. Paragraph (i) of Rule 144 prohibits any shareholder of a former shell company from using or relying on Rule 144 until one full year after the filing with the SEC of information on a new or acquired business equivalent to the SEC'S Form 10, which we believe has been accomplished by us through the filing of this Current Report on Form 8-K.

Accordingly, we do not expect any shareholders to be able to use or rely on Rule 144 until at least January 4, 2017. Except other than a full registration covering resale of their common shares, our shareholders will not be able to publicly resell their shares during such one-year period in reliance on Rule 144. Until this one-year period has expired, our shareholders most likely will be unable to sell their common shares when and as they wish, or at prices or in ways that they may believe are appropriate.

The protection provided by the federal securities laws relating to forward-looking statements does not apply to us, and accordingly the lack of this protection could harm us in the event of an adverse outcome in a legal proceeding relating to our forward-looking statements.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company filing reports under the federal securities laws, this protection is not available to companies like us that issue "penny stock." As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that information or documents provided by us contained a material misstatement of fact or was misleading due to a material omission. The lack of this protection in a contested legal proceeding could harm our financial position substantially.

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The elimination of monetary liability against our directors and executive officers under Delaware law and the existence of indemnification rights held by them granted by our bylaws may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our articles of incorporation eliminate the personal liability of our directors and officers to our company and its stockholders for damages for breach of fiduciary duty to the maximum extent permissible under Delaware law. These provisions and resultant costs may discourage us, or our stockholders through derivative litigation, from bringing a lawsuit against any of our current or former directors or officers for any breaches of their fiduciary duties, even if such legal actions, if successful, might benefit us or our stockholders.

In addition, our bylaws provide that we are obligated to indemnify our directors or officers to the fullest extent authorized by Delaware law for costs or damages incurred by them involving legal proceedings brought against them relating to their positions with the Company. These indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers.

Delaware law contains anti-takeover provisions which could deter or even prevent acquisition attempts of our company that may be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third party to acquire the Company, even if the acquisition would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of our incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding common stock from acquiring us, without the consent of our board of directors, for at least three years from the date they first owned at least 15% of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial data referred to in the following discussion and analysis is derived from our audited financial statements for the fiscal years ended December 31, 2013 and December 31, 2014, and our interim unaudited financial statements for the nine months ended September 30, 2015, which are included exhibits to this Current Report on Form 8-K. These financial statements have been prepared and presented in accordance with generally accepted accounting principles (GAAP) in the United States. The following discussion and analysis of our financial data is only a summary and you should read and consider it in conjunction with our financial statements and their related notes. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in our forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Current Report on Form 8-K.

Overview

Fision has developed and successfully commercialized a proprietary cloud-based marketing software platform. Our innovative platform integrates, streamlines and automates the use of many marketing and sales resources and communications of a company in order to bridge the significant gap typically existing between marketing and sales, which gap inhibits the speed and effectiveness of targeting and reaching the customer base of a company. Our unique software solutions supported by their cloud-based delivery are readily scalable to adapt seamlessly to any rapid business growth of our existing or potential customers, regardless of their size.

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Fision automated software enables our customers easily and quickly to create and implement professional marketing campaigns and other presentations for distribution to and support of sales force personnel regardless of their location. Use of our software reduces substantially the time and cost incurred by our customers for their marketing functions and activities, while still emphasizing, protecting and enhancing their valuable brand assets. Our current and targeted customer base is global and ranges across diverse industries and companies of all sizes, particularly those companies selling familiar branded products or services.

The Fision software platform offers three major benefits to our customers, (i) accelerating their revenues, (ii) improving and protecting their marketing and brand effectiveness, and (iii) reducing significantly their marketing and sales costs.

Revenue Model

Our revenue model is primarily based on prescribed software licensing fees received by us on a regular monthly basis from customers which are under written licensing agreements with us. We consistently commit substantial expenses and sales personnel toward targeting, negotiating and procuring significant licensing agreements with new customers. Because of the long-term nature and the substantial expense commitment required by each new customer to enter into a binding licensing agreement with us, the sales cycle involved in our revenue model is quite lengthy. Accordingly, the unpredictable and different timing involved from customer to customer to procure our licensing contracts prevents us from receiving consistent revenues or accurately forecasting our future revenue stream, particularly since each new contract provides substantial one-time start-up revenues from prescribed initial set-up and integration fees. Assuming our business and number of customers under license continue to grow as projected by us, however, we believe that within a couple years the timing and sales cycle involved in closing new customers will not affect materially our current or forecasted revenue stream.

We generate our revenues primarily from customer payments having a license to access and use our proprietary marketing software platform, which payments include consistent monthly fees and a prescribed substantial one-time set-up and integration fee payable to us at the outset of the license. We also receive certain secondary fees from time to time for customized software development projects ordered from us, and for processing emails for certain customers.

A substantial majority of our revenues have been and are "sticky" and thus of a recurring nature. Most of our customers have remained with and consistently used our software platform once they have integrated it into their digital marketing model and experienced the special benefits provided from our cloud-based Fision platform.

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Marketing Model

We have marketed, sold and licensed our proprietary software products through our direct sales force including management and other direct sales personnel. We generate our revenues primarily from software licensing contracts obtained by our sales force. These written and binding contracts typically have terms of one to three years and require prescribed monthly fees based on the customer's number of end users and locations where used. We have outstanding licensing contracts with eighteen (18) customers including significant contracts we closed in late 2015, and we currently are engaged in various stages of contract negotiation with or procurement of a substantial number of prospective large new customers.

We operate and sell our products and services in the marketing software segment of the broader software-as-a-service (SaaS) industry, with virtually all our revenues derived from our proprietary cloud-based Fision marketing software platform.

Intellectual Property (IP) Protection

We commit substantial attention and resources toward obtaining patent and trademark rights and otherwise protecting our trade secrets, development know-how technology, trademarks, trade names, patent rights and other proprietary intellectual property (IP). Our IP protection includes written provisions relating to non-compete, non-recruit, confidentiality, and invention assignments as applicable with employees, vendors, sales agents, consultants and others. We currently have four patent claims involving our software technology that we believe are significant, which are filed and pending with the United States Patent and Trademark Office (USPTO), and we expect to obtain final patents on all of them.

Inflation and Seasonality

We do not consider our operations and business to be materially affected by either inflation or seasonality.

Critical Accounting Policies and Estimates

Principles of Consolidation

In the event we form or acquire any wholly-owned or majority-owned subsidiaries in the future, our financial statements will be presented on a consolidated basis with all intercompany transactions and balances eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make certain material estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These accounting estimates and assumptions may be material to the Company and its financial statements due to the levels of subjectivity and judgment involved.

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Certain estimates made in connection with our accompanying financial statements include the estimated reserve for doubtful accounts receivable, valuations used for stock-based compensation, fair value determinations in connection with our analysis of long-lived assets for impairment, and estimated useful lives for intangible assets and property and equipment.

Accounts Receivable

The Company maintains allowances for potential credit losses on accounts receivable. In connection with the preparation of our financial statements, management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, changes in customer payment patterns, and current economic trends in order to evaluate the adequacy of these allowances. Accounts determined to be uncollectible are charged to operations when that determination is made.

Research and Development

We expense all our research and development operations and activities as they occur. During the fiscal year ended December 31, 2014 we incurred total expenses of $198,913 for research and development, including $183,750 for internal development by our technology personnel and $15,163 for outsourced work by independent software developers. In comparison, during the fiscal year ended December 31, 2013 we incurred total expenses of $369,384 for research and development, including $279,775 for internal development and $89,609 for outsourced development. Development expenses were substantially lower in 2014 compared to 2013 because we completed development of our Fision software platform during 2014.

Property and Equipment

Property and equipment are capitalized and stated at cost, and any additions, renewals or betterments are also capitalized. Expenditures for maintenance and repairs are charged to earnings as incurred. If property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from our accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with estimated lives as follows:

Furniture and fixtures	5 years
Computer and office equipment	5 years

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Fair Value of Financial Instruments

FASB ASC Topic 820 requires disclosure of and defines fair value of financial instruments, and also establishes a three-level valuation hierarchy for these disclosures. The carrying amounts reported in a balance sheet for receivables and current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between their origination and their expected realization and their current market rate of interest. The three levels of valuation hierarchy for fair value determinations are defined as follows:

Level 1 inputs include quoted prices for identical assets or liabilities in active markets.

Level 2 inputs include observable quoted prices for similar assets and liabilities in active markets, and quoted prices for identical assets or liabilities in inactive markets.

Level 3 inputs include one or more unobservable inputs which we have assessed and assumed that market participants would use in pricing the asset or liability.

Revenue Recognition

A substantial majority of our revenues are derived from our customers having written licensing agreements with us, which revenues are recognized by us on a one-time or monthly basis as specified in these written contracts. Regarding secondary revenues from one-time custom software projects or any other services provided to our customers, we recognize revenue when the specific project or service is completed. The Company recognizes revenues based on these policies because the services have been provided by us, our fees are fixed or determinable, persuasive evidence of the arrangement for our services exists, and collectability of revenues is reasonably assured.

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Cost of Revenue

Cost of revenue primarily represents third-party hosting, data storage and other services provided by our cloud service provider, as well as certain other expenses directly related to customer access and use of our marketing software platform. Cost of revenue relating to our cloud services is recognized monthly under our current month-to-month arrangement with our cloud service provider.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, which requires us to measure the cost for any stock-based employee compensation at fair value at the grant date and recognize the expense over the related service period. In its statement of operations, the Company recognizes the fair value of stock options and other equity-based compensation issued to employees and non-employees as of the grant date.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, which provides that basic earnings per share is based on the weighted average number of common shares outstanding, and diluted earnings per share is based on the assumption that all dilutive convertible shares, options, and warrants were exercised. Dilution is computed by applying the treasury stock method, which provides that options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if the funds obtained thereby are used to purchase common stock at the average market price during the period.

Segment Reporting

The Company has determined that it operates in only one segment of its industry.

Recently Issued Accounting Pronouncements

Company management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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Results of Operations – Fiscal Years Ended December 31, 2014 and December 31, 2013

Revenue – Revenue totaled $699,110 for the fiscal year ended December 31, 2014 compared to revenue of $905,961 for the comparable fiscal year 2013, a decrease of $208,851, or 22.8%, which decrease was attributable to an acquisition of a major customer by a third party which declined to continue a licensing agreement with us, as well as to our receiving considerably more one-time set-up and integration fees in 2013 than in 2014 due to our varying and unpredictable customer sales cycle.

Of fiscal year 2014 revenue, $556,046 (79.5%) represented recurring revenue from customer licensing fees, $105,064 (15%) represented one-time setup and integration fees pursuant to new customer licensing agreements, and $38,000 (5.5%) represented primarily professional and technology services provided by us from time to time. And of fiscal year 2013 revenue, $709,380 (78.3%) represented license fee recurring revenue, $184,463 (20.4%) represented setup and integration fees, and $12,118 (1.3%) represented professional and technology services.

Cost of Revenue – Cost of revenue in fiscal year 2014 was $138,664 (20% of revenue) compared to cost of revenue in fiscal year 2013 of $124,688 (14% of revenue), which percentage increase in our cost of revenue in 2014 was due primarily to lower revenues in 2014.

Gross Margin – Gross margin for fiscal year 2014 was $560,446 compared to $781,273 for fiscal year 2013, a decrease of $220,827 attributable primarily to lower revenue in 2014. Gross margin as a percentage of revenue was 80% for fiscal year 2014 compared to 86% for fiscal year 2013. We expect that in future periods our gross margin will remain in the range reported in fiscal years 2014 and 2013.

Operating Expenses – Operating expenses totaled $3,062,897 for fiscal year 2014 compared to a relatively similar amount of $2,823,674 for fiscal year 2013. Major expense categories included selling and marketing expenses in 2014 of $1,562,348 compared to $748,470 for 2013 which considerable increase in 2014 was due in large part to our engaging in expanded commercial marketing operations in 2014; development and support expenses in 2014 of $437,787 compared to $1,269,053 in 2013 which substantial decrease in 2014 was due primarily to completion of development of our proprietary Fision software platform in 2014; and general and administrative expenses in 2014 of $1,062,762 compared to $806,151 in 2013 which increase in 2014 was due primarily to increased professional and financial advisory fees.

Our stock-based compensation for services in 2014 of $1,042,812 compared to $649,855 for 2013 which substantial increase in 2014 was primarily due to increased stock-for-services payments for outsourced software development and financial advisory consulting.

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Interest Expense – Interest expense totaled $281,593 for fiscal year 2014 compared to $192,220 for fiscal year 2013, an increase of $89,373, which increase primarily was due to the substantial increase of short-term debt financing in 2014.

Net (Loss) – Our net (loss) for fiscal year 2014 was $(2,784,044) compared to $(2,234,621) for fiscal year 2013, which increase in our loss for 2014 was due primarily to expanded commercial operations.

Results of Operations – Nine-month periods ended September 30, 2015 and September 30, 2014.

Revenue – Revenue totaled $459,027 for the nine-month period ended September 30, 2015 compared to revenue of $554,910 for the comparable period ended September 30, 2014, a decrease of $95,883 attributable primarily to closing fewer contracts with new clients during the 2015 nine-month period compared to the 2014 nine-month period.

Cost of Revenue – Cost of revenue for the nine months ended September 30, 2015 was $100,745 (22% of revenue) compared to $101,221 (18% of revenue) for the comparable nine-month period of 2014, virtually the same amount for these two periods. The percentage increase in the 2015 period was due primarily to lower revenue in 2015.

Gross Margin – Gross margin for the nine-month period ended September 30, 2015 was $358,282 compared to $453,689 for the comparable nine-month period of 2014, a decrease of $95,407 attributable primarily to lower revenue in the nine-month period of 2015.

Operating Expenses – Operating expenses totaled $2,227,364 for the nine-month period ended September 30, 2015 compared to $2,110,618 for the comparable nine-month period of 2014, relatively the same amount for these two nine-month periods. Major expense categories included selling and marketing expenses for the 2015 nine-month period of $481,890 compared to $607,599 for the comparable nine-month period of 2014, which decrease in 2015 was due to a lack of financing in 2015 to fund marketing efforts as funded in 2014; development and support expenses for the 2015 nine-month period of $174,699 compared to $851,157 for the comparable nine-month period of 2014, which substantial decrease of $676,458 for the 2015 period was due to completion of development of the Fision software platform in 2014; and general and administrative expenses for the 2015 nine-month period of $1,570,776 compared to $651,862 for the comparable nine-month period of 2014, which substantial increase of $918,914 in the 2015 period was primarily due to significantly greater advisory, consulting and professional fees in 2015 related to obtaining working capital financing and negotiating and implementing our reverse merger transaction to become a public company.

Our stock-based compensation for services for the nine months ended September 30, 2015 was $1,026,182 compared to $734,779 for the comparable nine-month period of 2014, which considerable increase in 2015 was due primarily to greater expenses for consulting, financial advisory and professional services.

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Interest Expense – Interest expense totaled $231,678 for the nine-month period ended September 30, 2015 compared to $167,640 for the comparable nine-month period of 2014, which increase of $64,038 in the 2015 period was due to an increase in short-term debt financing in 2015.

Net (loss) – Our net (loss) for the nine-month period ended September 30, 2015 was $(2,100,760) compared to $(1,824,569) for the comparable nine-month period of 2014, which increase in our loss for the 2015 period was due primarily to a substantial increase in our advisory, consulting and professional services.

Non-GAAP Financial Measure (Adjusted EBITDA)

Regarding future financial reporting of our operating results, we most likely also will report an adjusted net income (loss) measure known as Adjusted EBITDA. Adjusted EBITDA excludes certain non-cash expenses such as equity based compensation and depreciation and amortization as well as excluding interest and income tax expenses. We believe the supplementary use of Adjusted EBITDA to measure and present our future operating results may enhance our investors' and the financial community's overall understanding of the financial performance of our business.

Liquidity and Capital Resources

Financial Condition.

Our financial condition and future prospects critically depend on our access to financing in order to continue funding our operations. Much of our cost structure is based on costs related to personnel and facilities, and is not subject to significant variability. We have historically utilized loans from accredited investors (including management), equity sales of our common stock, and common stock issued to satisfy outstanding indebtedness, to fund our operations and working capital needs.

We will soon need to raise substantial additional capital through private or public offerings of equity or debt securities for future working capital, and may have to use a portion of the capital raised to repay past due debt obligations. Most of our outstanding debt is matured and past due. To the extent any capital raised is insufficient to satisfy operational working capital needs and meet any required debt payments, we will need to either extend, refinance or convert to equity our past due indebtedness.

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As of December 28, 2015, we have a total of $1,815,663 indebtedness, most of which is past due, including Notes Payable of $1,237,311 and Accounts Payable/Accrued Expenses of $578,352.

Following is a summary of our current outstanding Notes Payable indebtedness after completing all debt-to-equity conversions effective upon completion of the Merger:

Category of Notes Payable	Amount Owed*
Decathlon LLC - Senior Secured Note, due 6/30/16, interest at 14%	$158,500
Forte Ventures, Secured Note, all past due, interest at 21%	358,229
Hawkins Ventures, Secured Note, all past due, interest at 18%	88,179
Nottingham Securities, Inc., due 6/30/16, interest at 10%	188,810
Note payable to individual investor, all past due, interest at 12%	69,101
Note payable to individual investor, all past due, interest at 10%	62,123
Note payable to individual investor, all past due, interest at 6%	3,250
Notes payable to two principal officers, due on demand, interest at 6%	185,781
Note payable to individual investor, due 3/31/16, interest at 10%	30,855
Note payable to individual investor, due 6/30/16, interest at 12%	25,493
Note payable to individual investor, due 12/31/16, interest at 10%	51,466
Wells Fargo Bank Letter of Credit, interest at 10%	15,524
Total	$1,237,311

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* Includes accrued interest

We will need to continue raising capital to support operations for a considerable time. We expect that our current available cash will be sufficient only until the end of March 2016. For the next 12 months of operations, our management estimates that based on our current monthly expenses net of revenue, we will require approximately $1,250,000 in additional financing to fund our operations. Financing may be sought from a number of sources including sales of equity or debt (including convertible debt) securities, and loans from affiliates, banks or other financial institutions. We may not be able to sell any securities or otherwise obtain such financing when needed on terms acceptable to us, if at all. If further financing is not available, we may be forced to abandon our business plans or even our entire business. Moreover, regarding any financing we may obtain, any equity or convertible debt financing would be dilutive to our shareholders, and any available debt financing may involve restrictive covenants.

Liquidity represents the ability of a company to generate sufficient cash to provide for its immediate needs for cash, which our continued losses have made it difficult for us to satisfy. As of December 31, 2014 we had $2,924 of cash and $55,929 of accounts receivable and a working capital deficit of $3,608,909, as compared to $13,068 of cash and $36,679 of accounts receivable and a working capital deficit of $2,627,928 at December 31, 2013. And as of September 30, 2015 we had $9,472 of cash and $43,747 of accounts receivable and a working capital deficit of $3,930,783. Accordingly, our working capital deficit has increased substantially over the past couple years without any material increase in liquid assets, which has caused a serious and harmful effect to our liquidity and a substantial strain on our ongoing business operations.

Along with our revenues, we have financed our operations to date through (i) loans from management and from financial and other lenders, (ii) stock-based compensation issued to employees and for consulting, outsourced software, and professional services, (iii) common stock issued to satisfy outstanding loans and accounts payable/accrued expenses, and (iv) equity sales of our common stock.

In 2013 we raised working capital consisting of debt proceeds from short-term loans of $1,098,083 offset by payments on a bank line-of-credit of $65,459, and equity proceeds from sales of common stock of $35,000. Also in 2013, we issued common stock to convert and satisfy outstanding loans of $1,159,551, and to pay for employee and outside services of $649,855.

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In 2014 we raised working capital consisting of debt proceeds from short-term loans of $653,068 and equity proceeds from sales of common stock of $100,000. Also in 2014, we issued common stock to pay for employee and outside services of $1,042,812.

In the first nine months of 2015 ended September 30, we raised working capital consisting of net debt proceeds from short-term loans of $77,367 and equity proceeds from sales of common stock of $680,000. Also during this nine-month period, we issued common stock to pay for employee and outside services of $1,026,182.

Net Cash Used in Operating Activities – We used $763,212 of cash in operating activities for the fiscal year ended December 31, 2014 compared to $1,090,516 of cash used in operating activities for the fiscal year ended December 31, 2013. This substantial decrease of operational cash used in 2014 was attributable primarily to a substantial increase in stock-based payments for services in 2014 compared to such non-cash payments for services in 2013.

We used $742,809 of cash in operating activities for the nine-month period ended September 30, 2015 compared to $285,718 of cash used in operating activities for the comparable nine-month period of 2014, which substantial increase for the 2015 nine-month period was primarily due to the increased net loss and a considerable payment of prepaid expenses in the 2015 period.

Net Cash Used in Investing Activities – We used $1,198 for investing activities in fiscal year 2013 for an equipment purchase compared to no cash used for investing activities in fiscal year 2014.

We used $4,716 for investing activities in the nine-month period ended September 30, 2015 for an equipment purchase compared to no cash used for investing activities for the comparable 2014 period.

Net Cash Provided by Financing Activities – During fiscal year 2014 we raised $753,068 in net proceeds from financing activities including $653,068 from short-term loans and $100,000 from sales of common stock. In comparison, during fiscal year 2013 we raised $1,067,624 in net proceeds from financing activities including $1,098,083 from short-term loans and $35,000 from sales of common stock, offset by repayment of $65,459 to satisfy an outstanding line of credit.

During the nine-month period ended September 30, 2015 we raised $754,072 in net proceeds from financing activities including $680,000 from sales of common stock and $74,072 in net proceeds from notes payable. In comparison, during the nine-month period ended September 30, 2014 we raised $286,931 in net proceeds from notes payable.

2015 Advisory Consulting Agreement

On April 8, 2015 we entered into an Advisory Consulting Agreement (the "Agreement") with Strategic Universal Advisors, LLC (the "Advisor") to retain the Advisor to assist us with acquisition identification and support, strategy and brand development, customer and institutional investor introductions, additional advisory identification and support, and media and technical industry exposure.

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The term of the Agreement is twelve months unless terminated by either party within its first 120 days. We compensated the Advisor with a grant of 500,000 shares of our common stock and 500,000 five-year warrants with each warrant having the right to purchase one share of our common stock for $.20, and a monthly consulting fee of $5,000. The Agreement provides that if terminated during its initial 120 days, the Advisor will return 250,000 common shares and 250,000 warrants to our Company. Since the Agreement was not terminated within 120 days, all 500,000 common shares and 500,000 warrants are fully vested and owned by the Advisor.

As a result of the Agreement, we have raised $500,000 from the sale of our common stock to an accredited investor introduced to us by the Advisor, and the Advisor also has introduced us to other potential future accredited investors.

Going Concern

Although we anticipate raising substantial additional capital, funds generated by our capital raising efforts along with our operational cash flow may be insufficient to fund our operating requirements for the next twelve months. If such a result happens, we may not be able to continue as a going concern.

As stated in the audited financial statements accompanying this Current Report on Form 8-K, these financial statements have been prepared on a going concern basis, which contemplates and implies that the Company will continue to realize its assets and satisfy its liabilities and commitments in the normal course of business. For the year ended December 31, 2014, we incurred a net loss of $2,784,044 and had an accumulated deficit of $7,566,019. And we have continued to incur a substantial net loss in 2015. As of December 31, 2014, we had outstanding loans including accrued interest of $2,410,120, all of which were then in default, and as of September 30, 2015 the outstanding principal and accrued interest of these loans increased to $2,573,364 with no payments made by us on these loans during 2015. We also had accounts payable and accrued expenses of $1,282,642 as of December 31, 2014, which increased to $1,570,043 as of September 30, 2015. These adverse financial conditions raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities, that might be necessary if we are unable to continue as a going concern.

Going Concern Strategy

In late 2014, our management formulated the following comprehensive strategy to enable us to continue as a going:

1) Engaging proactively with our various lenders and other creditors to keep them informed and updated on our strategy for future success, and to convince them not to commence any legal proceedings relating to their matured loans or other overdue accounts while we are restructuring and improving our financial position;

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2) Negotiating with our principal lenders and other creditors to convert at least $2,500,000 of our outstanding debt to equity in our common stock;

3) Raising substantial additional working capital through equity sales of our common stock; and

4) Obtaining and maintaining public company status to obtain a publicly-traded market for our common stock for the purposes of fostering and supporting our ability to raise capital funds, helping influence our lenders to convert their loans to equity, and providing our shareholders with liquidity for their common shares in a public trading market.

We believe that over the past year or so, we have for the most part accomplished our general strategy for our continuation as a going concern. We negotiated and converted an aggregate of $2,640,243 of our outstanding loans and accounts payable/accrued expenses to equity for 4,190,522 shares of our common stock, effective upon the closing of the Merger on December 28, 2015. We have completed the Merger, resulting in our becoming a public reporting company with the SEC. We are commencing the processes necessary to obtain a ticker symbol and quotations to publicly trade in an established over-the-counter (OTC) market. And during 2015, we raised $730,000 in working capital to support our operations through private placement sales of our common stock. Moreover, none of our lenders has commenced or threatened any legal proceeding relating to their respective loans.

Off-Balance Sheet Arrangements

We have no off-balance sheet items as of December 31, 2014 or as of December 31, 2015.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information about our directors and executive officers:

Name	Age	Position
Michael P. Brown	57	Chief Executive Officer, Board Chairman, Director
Garry N. Lowenthal	56	Executive Vice President, Chief Financial Officer, Director
Jason Mitzo	38	Senior Vice President of Sales and Marketing

Michael P. Brown, co-founder of the Company, has been a director and Chief Executive Officer of the Company since our inception in 2010. Mr. Brown has been an accomplished corporate executive for over 20 years while serving in various senior operations, sales and executive positions. His extensive senior management experience includes having been Senior Vice President of Operations, Sales and Marketing at Life Time Fitness from 1997 to 2007, where he successfully managed and oversaw annual revenue growth from $7 Million to $689 Million. In 2001, he attended the Executive MBA course at the University of St. Thomas, and he has also served as a nuclear submarine diver in the United States Navy.

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Garry N. Lowenthal, co-founder of the Company,has been a director, Executive Vice President and Chief Financial Officer of the Company since our inception in 2010. Mr. Lowenthal has over 20 years extensive experience in senior operations and key finance management positions, both with private and public companies. He has developed a substantial background with equity capital raising transactions while managing both private placements and public offerings for various corporations. Mr. Lowenthal has served on the national board of Financial Executives International (FEI), the premier professional association for CFOs and other senior financial executives. He also served as past chairman of FEI's national technology committee. Mr. Lowenthal is on the Alumni Advisory Board of the Carlson School of Management/University of Minnesota where he graduated with a Master's Degree in Taxation and Finance and a Bachelor's Degree in Accounting. He also serves as a District Chairman for the Boy Scouts of America.

Jason Mitzo has been Senior Vice President of Sales and Marketing of the Company since February 2012. From 2008 to February 2012, Mr. Mitzo was a Sales Director of Oracle, a Fortune 50 public technology company, where he was the developer and leader of various successful Oracle sales and marketing teams. He has more than 15 years of sales and marketing leadership experience with various software and other technology companies, and he has worked with a wide array of clients on B2C and B2B programs across a broad spectrum of industries. His worldwide business client experience has included InterContinental Hotels Group, Mitsubishi Motors, ECCO, Trek Bicycle Corporation, Alticor/Amway and others. He also is the Founder of The Social 360, an online marketing agency based in Minneapolis/St. Paul.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our directors and executive officers have not been involved in any of the following legal proceedings during the past ten years:

i) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding(excluding traffic violations and other minor offenses); iii) being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting the involvement of the person from any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities; iv) being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; v) being subject of, or a party to, a federal or state judicial or administrative order, judgment, or decree or finding, not subsequently suspended, reversed or vacated, relating to an alleged violation of any federal or state securities or commodities laws or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or vi) being subject of or party to any sanction or order, not subsequently suspended, reversed or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Conflicts of interest may occur in the relationships between our officers and directors and our Company. From time to time, for example, one or more of our affiliates may form or hold an ownership interest in or even be a member of management of other businesses related or unrelated to our type of business. Accordingly, this could result in competition with our business with respect to marketing, financing, management time, and even potential customers. These outside activities could raise conflicts between or among our interests and those of another business with which any of our affiliates are associated. Our affiliates are not prohibited from undertaking outside activities, and neither our Company nor our shareholders will have or obtain any right to participate in or benefit from such other activities. In addition, to the extent we transact business with any of our directors or affiliates, or firms in which they have a material interest, potential conflicts may arise between our interests and those related persons or entities. We believe we will be able to conduct and effect any such conflict transactions on terms at least as favorable to us as those available from unrelated third parties

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EXECUTIVE COMPENSATION

Summary Compensation Table -- The following table presents information for our last two fiscal years ended December 31, 2014 and 2013 regarding the total compensation for these two fiscal years awarded to, earned by, and paid to each individual who served as our chief executive officer and as our two most highly compensated executive officers other than our chief executive officer.

Name and Position	Year	Salary	Bonus	Option Awards		Stock Awards		Total

Michael P. Brown	2014	$180,000	---	---		$543,250	(1)	$723,250
Chief Executive Officer	2013	$180,000	---	---		---		$180,000

Garry N. Lowenthal	2014	$120,000	---	---		$125,875	(2)	$245,875
Executive Vice President	2013	$120,000	---	---		$100,000	(2)	$220,000
and Chief Financial Officer

Jason Mitzo (3)	2014	$100,000	---	$10,075	(4)	---		$110,075
Senior Vice President of	2013	$75,000	---	---		---		$75,000
Sales and Marketing

___________

(1) Represents the value of stock award grants in 2014 of 2,050,000 common shares.

(2) Represents the value of stock award grants in 2014 and 2013 of 475,000 and 200,000 common shares respectively.

(3) Mr. Mitzo does not have a written employment agreement with the Company. His annual salary was increased to $130,000 as of September 1, 2015.

(4) Represents the value of stock options to purchase 77,500 shares vesting over 4 years based on the option anniversary date of each year, of which 19,375 shares vested in 2015.

Executive Compensation Overview

Our executive compensation program historically has consisted of a combination of base salary and stock-based compensation in the form of common stock awards and options. Our executive officers and other salaried employees are also eligible to receive health and certain other fringe benefits.

As we make the transition from a private company to a publicly-traded company, we will evaluate our compensation values, philosophy, plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually with input from our Board of Directors and any future compensation committee established by our Board of Directors. Incident to considering the compensation levels needed to ensure our executive compensation program remains competitive, we also will review whether we are satisfying our retention objectives and the potential costs of replacing key employees.

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Outstanding Equity Awards at Fiscal Yearend

The following table sets forth as of the end of fiscal year 2014 all outstanding equity awards held by our named executive officers:

	Number of securities underlying unexercised options (#)exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price($)	Option expiration date
Michael P. Brown	None	None		---	---
Garry N. Lowenthal	None	None		---	---
Jason Mitzo	19,375	58,125	(1)	$.50	6/30/18

_______________

(1) 19,375 shares vest on June 30 of each of 2016, 2017 and 2018.

Employment Agreements With Our Named Executive Officers

On July 1, 2014 the Company entered into three-year term Employment Agreements with Michael P. Brown to serve as our Chief Executive Officer, and with Garry N. Lowenthal to serve as our Executive Vice President and Chief Financial Officer. Mr. Brown's base salary was $15,000 monthly during 2014 and increased to $20,000 monthly on January 1, 2015, and Mr. Lowenthal's base salary was $10,000 monthly during 2014 and increased to $12,500 monthly on January 1, 2015.

If either Mr. Brown or Mr. Lowenthal voluntarily terminate their employment with us or are terminated by the Company "without cause" as defined in the Employment Agreements, they would be entitled to receive severance payments of 12 months of their prevailing base salary, which severance payments would increase to 15 months of their prevailing base salary in the event of any termination other than for cause within one year from a change in control of the Company.

These written employment agreements with Messrs. Brown and Lowenthal provide for the employee to participate in any bonus, health or other benefit plans established by the Board of Directors, and to receive annually a grant of 20 days paid personal time off (PTO) for vacation and sick leave or other absences. These agreements also contain customary clauses governing confidentiality, non-solicitation, invention/IP assignment, arbitration and other matters.

The foregoing descriptions of these employment agreements are not complete and are qualified in their entirety by reference to the complete agreements which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Director Compensation

The following table provides information for our fiscal year ended December 31, 2014 regarding all compensation paid or awarded to a former director, who was our only director receiving compensation for serving as a director during that fiscal year. Our executive officers who are also directors do not receive any compensation for serving as a director of the Company.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		All other Compensation	Total
Daniel Frawley(1)(3)	None	None	$1,192.50	(2)	None	$1,192.50

_____________________

(1) For serving on our Board of Directors, Mr. Frawley received annual compensation of a stock option grant exercisable for 18,000 common shares and a cash payment of $750 for each meeting of the Board of Directors attended by him. No cash payments were due for fiscal year 2014 since we utilized written consent resolutions for corporate actions requiring Board approval. Mr. Frawley resigned as a director of the Company in 2015.

(2) Represents the value of a fully vested stock option grant to purchase 18,000 common shares.

(3) Mr. Frawley owns fully vested stock options to purchase a total of 57,000 shares of our common stock incident to his past service as a director.

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Director Relationships

None of our directors is a director of any other company having a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of the Securities Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among or between any of our officers and directors.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of common stock of the Company as of December 31, 2015, by each of our directors, each person known by us to own beneficially 5% or more of our Common Stock, each named executive officer, and all directors and executive officers as a group. The amounts and percentages of common stock beneficially owned in this table are reported on the basis of regulations of the Securities and Exchange Commission. To the best of our knowledge, each beneficial owner named in this table has sole voting and sole investment power with respect to all shares beneficially owned. The address of each beneficial owner is c/o Fision Holdings, Inc., 430 First Avenue North, Suite 620, Minneapolis, MN 55401.

Name	Amount of Common Stock	Percent of Common Stock (1)
Michael P. Brown	13,987,453	48.0%
Garry N. Lowenthal	1,300,758	4.5%
Jason Mitzo (2)	77,500	0.3%
All directors and officers as a group (3 people)	15,365,711	52.8%

________________

(1) Based on 29,145,090 outstanding common shares of the Company as of December 31, 2015.

(2) Represents a stock option to purchase 77,500 common shares.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is not and has never been a public trading market for our common stock.We expect to qualify for a ticker symbol and public quotation of our common stock on the over-the-counter (OTC) market in the near future. We cannot be certain, however, that our common shares will be quoted or publicly traded on the OTC market.

Stockholders

As of December 30, 2015, there were 63 holders of record of our common stock.

Dividend Policy

We have never paid any cash dividends and we intend, for the foreseeable future, to retain any future earnings for the development and growth of our business. Any future payment of dividends will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements, and investment or acquisition opportunities.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2014, our securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders.

	Number of securities to be		Number of securities remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance
	outstanding options,	price of outstanding	under equity compensation
	warrants and rights	options, warrants and rights	plans (excluding column (a))
	column (a)	column (b)	column (c)

Equity compensation plans approved by security holders	97,500 shares	$0.50	3,002,500 shares

Equity compensation plans not approved by security holders (1)	1,638,603 shares	$0.41	None

______________

(1) Represents stock options and warrants granted on a one-time basis to officers, directors and consultants under individual compensation or bonus arrangements. These individual option and warrant grants vary in option term, number of shares, and exercise price as determined by the Board of Directors to be in the best interests of the Company at the effective date of each award.

Equity Compensation Plan

In 2011 our Board of Directors and shareholders adopted and approved our 2011 Stock Option and Compensation Plan, as amended on July 18, 2013 and on December 30, 2014 (the "Plan"), which is our only equity compensation plan approved by our stockholders. The purpose of the Plan is to advance the interests of the Company and our stockholders by attracting, retaining and rewarding our employees and key consultants performing services for us, and to motivate them to contribute to our growth and profitability.

Issuance of Awards. Under the Plan, the issuance of awards and the persons, terms and conditions regarding any award are determined by our Board of Directors. We have reserved up to 3,100,000 shares of our common stock to satisfy any awards under the Plan which can include one or a combination of stock options, stock appreciation rights (SARs), stock awards, restricted stock, performance shares, or cash.

To date, we have only granted stock option awards under the Plan, and as of September 30, 2015 we had outstanding options under the Plan for a total of 97,500 common shares.

Term and Vesting of Options. Incident to granting an option award, the Board of Directors must fix the term, exercise price, number of option shares, and any applicable vesting conditions or schedule. The Board of Directors retains the right to accelerate vesting of an option anytime for any reason. The maximum term of an option under the Plan is ten years.

Exercise Price and Manner of Exercise. The exercise price for any option granted under the Plan is determined by the Board of Directors, provided that the option price for any Incentive Stock Options intended to qualify under Section 422A of the Internal Revenue Code of 1986 shall not be less than the Fair Market Value of our common stock as of the date of grant. The exercise price may be paid in cash or check, cashless exercise, or tender of our shares already owned by the option holder, with any cashless exercise or tender of shares being based on the fair market value of our common shares on the date of exercise.

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Transferability of Awards. Grants of options under the Plan are not transferable other than by will or laws of descent, and can only be exercised by the grantee during his or her lifetime.

Immediate Acceleration. The Plan provides that all options and awards not yet vested will be fully vested, and all performance conditions for restricted stock or performance share awards shall be deemed satisfied, in the event of (i) a change of control whereby a person or related group obtains 40% or more of our common stock, or (ii) a majority of our directors is replaced within 24 months without approval of the existing Board of Directors, or (iii) our stockholders approve a merger or the sale or other disposition of substantially all our assets.

Due to our recent merger transaction with FISION DE, all outstanding options granted under the Plan are now vested. Moreover, the 2011 Stock Option and Compensation Plan of Fision has been assumed by FISION DE under the same terms as existed prior to the Merger.

Transfer Agent and Registrar

Our Transfer Agent and Registrar is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone (212) 828-8436. Our transfer agent is registered under the Securities and Exchange Act of 1934.

Rule 144(i)

Rule 144 generally provides that any person, including an affiliate, whose restricted securities have been fully paid for and held for at least six months from the later of the date of issuance by a public reporting issuer or acquisition from an affiliate of that issuer, may sell such securities in broker's transactions or directly to market makers, provided that the number of common shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of common stock or the average weekly trading volume of such shares in the over-the-counter (OTC) market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the public reporting issuer. After one year has elapsed from the later of the issuance of restricted securities by the public reporting issuer or their acquisition from an affiliate of that issuer, persons who are not affiliates may sell their securities without any limitation.

Special limitations under Rule 144 apply to our Company, however, due to the fact that the Company was formerly a "shell company" as defined under the Securities Act of 1933. Because the Company was a shell company, paragraph (i) of Rule 144 prohibits our shareholders from relying on the safe harbor provisions of Rule 144 unless at least one full year has elapsed since our filing of information regarding the business of Fision that is required under the SEC's Form 10. We believe that we have now satisfied this filing requirement with this Current Report on Form 8-K (also known as a "Super 8-K" filing), and accordingly we do not expect that our shareholders will be able to rely on any provisions of Rule 144 until at least January 4, 2017.

PROPERTIES

Our corporate headquarters and development and operational facilities are located in downtown Minneapolis, Minnesota where since 2010 we have occupied 4,427 square feet of a large office building. We occupy these spaces under a month-to-month lease for $7,142 per month including rent, utilities maintenance and cleaning services.

Our computer hardware servers and other technology development equipment as well as considerable office and administrative equipment, furniture and supplies are also located in our Minneapolis facility. We believe that our current facilities and equipment are adequate to satisfy our current operations and support substantial future growth.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

Since January 1, 2013 we have been involved in the following transactions with related persons, and we believe these transactions occurred on terms as favorable to us as could have been obtained from unrelated third parties.

Information regarding the employment relationship and cash and stock-based compensation of our executive officers is incorporated herein by reference to the section of this Current Report on Form 8-K entitled "Executive Compensation."

On various dates during 2013, our Chief Executive Officer, Michael Brown, converted a total amount of $1,000,000 of our outstanding debt owed to him into 2,000,000 shares of our common stock.

In August 2014, as bonus compensation we issued 1,650,000 shares of our common stock to our Chief Executive Officer, Michael Brown, and 400,000 common shares to our Executive Vice President and Chief Financial Officer, Garry Lowenthal; in December 2013 we also issued 200,000 common shares to Mr. Lowenthal as bonus compensation; in December 2014, we issued 475,000 shares of our common stock to them as bonus compensation, including 400,000 shares to Mr. Brown and 75,000 shares to Mr. Lowenthal. And in July 2015, we issued 150,000 common shares to Mr. Lowenthal as a bonus.

Since the Company has been unable to compensate its two principal officers under the terms of their respective employment agreements, their accrued compensation from time to time has been converted to notes payable bearing interest at 6% per annum. As of the merger on December 28, 2015, Mr. Brown was owed $996,825 on his note payable including accrued interest, and Mr. Lowenthal was owed $114,496 on his note payable including accrued interest.

Effective December 28, 2015, Mr. Brown converted $925,000 of his outstanding note payable into 1,423,077 shares of our common stock at $.65 per share, resulting in a balance of $71,285 owed to him.

Regarding former director Daniel Frawley's past service for three years as a non-employee independent director of the Company, we compensated him annually with warrants for 18,000 shares of our common stock having a term of four years and vesting ratably during each year, and a cash payment to him of $750 for each meeting of the Board of Directors attended by him. During 2012, he was granted a warrant, now fully vested, to purchase 18,000 shares exercisable at $.43 per share; during 2013 he was granted a warrant, now fully vested, to purchase 18,000 shares exercisable at $.90 per share, and during 2014 he was granted a warrant, now fully vested, to purchase 18,000 shares exercisable at $.341 per share. Prior to his resignation in 2015, an additional 3,000 shares was vested incident to his 2015 warrant, exercisable at $.65 per share, resulting in his now holding fully vested warrants to purchase a total of 57,000 common shares. Mr. Frawley did not receive any cash payments, since during his service as a director, our Board of Directors conducted all necessary corporate actions and resolutions through statutory written consents pursuant to Delaware law rather than holding meetings.

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Director Independence

None of our current directors is an independent director.

LEGAL PROCEEDINGS

From time to time, the Company becomes subject to legal proceedings, claims and litigation arising in the ordinary course of business. Except for the following legal action involving a former employee, the Company currently is not a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company's business, operating results or financial condition should such litigation be resolved unfavorably to the Company.

We are the defendant in a lawsuit brought by a former employee against us and our two principal executive officers in the United States District Court of Minnesota alleging (i) breach of an employment contract by us relating to employment from late 2012 through March 2014, (ii) various violations by us of certain federal and state employment laws, and (iii) our default on a $50,000 loan to us which was alleged to be assigned to this former employee. Our former employee alleges he is entitled to recover legal and equitable damages and relief in the amount of at least $200,000 along with certain statutory penalties and attorney's fees and costs. We believe and consider this lawsuit is totally unwarranted except for approximately $30,000 which is owed to him pursuant to a written termination of his employment accepted and agreed to by him on May 1, 2014. Moreover, except for the last three months of his employment which were settled through the written termination agreement, he was paid in full for his employment services to us through substantial compensation grants of our common stock. We have answered this lawsuit and denied these unwarranted claims, and we intend to vigorously defend the lawsuit or settle it to our satisfaction.

RECENT SALES OF UNREGISTERED SECURITIES

The following includes certain information regarding all securities sold by Fision within the past three years which were not registered under the Securities Act of 1933, as amended.

Sales of Common Stock

In February 2013 we issued two companies an aggregate of 1,085,000 shares of our common stock as compensation for professional consulting services related to our operations and business development valued at $466,550.

From April to December 2013, we satisfied and converted an aggregate of $1,159,560.58 of unsecured promissory notes (including accrued interest) held by five creditors into a total of 2,325,835 shares of our common stock, which conversions included $1,000,000 of promissory notes held by our Chief Executive Officer.

From August to December 2013, we sold an aggregate of 70,000 shares of our common stock to three investors in a private placement resulting in proceeds to us of $35,000 used for general working capital.

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From May to July 2013, we issued an aggregate of 86,890 shares of our common stock to two key employees for employment compensation valued at $42,415.

In July 2013 we issued 32,795 shares of our common stock to an individual in consideration for consulting services provided to us valued at $16,398.

In December 2013 we issued 200,000 shares of our common stock to our Executive Vice President/CFO as bonus compensation valued at $100,000.

In November 2014 we issued 50,000 shares of our common stock to a key employee for employment compensation valued at $25,000.

In August 2014 we issued 550,000 shares of our common stock to a financial consultant for advisory services valued at $145,750.

In August 2014, we issued an aggregate of 2,050,000 shares of our common stock to our two senior executive officers as bonus compensation valued at $543,250, including 1,650,000 shares granted to our Chief Executive Officer and 400,000 shares granted to our Executive Vice President/CFO.

From August to October 2014, we issued an aggregate of 860,141 shares of our common stock to a software development company as compensation for software services provided to us valued at $227,937.

From October to November 2014, we sold 377,359 shares of our common stock to one private investor resulting in proceeds to us of $100,000 used for general working capital.

In December 2014 we issued an aggregate of 475,000 shares of our common stock to our two senior executive officers as bonus compensation valued at $125,875, including 400,000 shares granted to our Chief Executive Officer and 75,000 shares granted to our Executive Vice President/CFO.

In April-May 2015 we issued 600,000 shares of our common stock to a financial consultant as compensation for financial advisory services provided to us valued at $166,100.

In July 2015 we issued 150,000 shares of our common stock to our Executive Vice President/CFO as bonus compensation valued at $67,500.

From May to September 2015, we issued an aggregate of 2,271,571 shares of our common stock to seven persons providing consulting, financial and professional services valued at $792,583.

From April to November 2015, we sold an aggregate of 1,930,188 shares of our common stock to four private investors resulting in proceeds to us of $730,000 used for general working capital.

In October 2015 we issued 40,000 shares of our common stock to a consultant for consulting services valued at $26,000.

On December 28, 2015 effective with the completion of the Merger, we issued a total of 4,190,522 shares of our common stock to convert to equity and satisfy an aggregate of $2,640,243 of our indebtedness, including $2,380,423 of notes payable and $259,820 of accounts payable and accrued expenses. The satisfaction of these notes payable included an amount of $925,000 converted to equity by our Chief Executive Officer at $.65 per share.

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Stock Option Grants

In January 2014, we granted 100,000 common stock options under the Plan to an employee as incentive compensation, vesting ratably at 25,000 shares per year over the four-year term and exercisable when vested at $.50 per share.

In June 2014, we granted an aggregate of 157,500 common stock options under the Plan to four employees as incentive compensation, all fully vested and exercisable at $.50 per share anytime during their four-year terms.

Warrant Grants

In August 2012 we granted a four-year warrant for 18,000 shares of our common stock to our only independent director as annual compensation for his services on our Board of Directors, which warrant is now fully vested and exercisable at $.43 per share; in February 2014 we granted an additional four-year warrant for 18,000 shares of our common stock to our independent director as annual compensation for his Board services, which warrant is now fully vested and exercisable at $.90 per share; and in May 2015 we granted an additional four-year warrant for 18,000 shares of our common stock to our independent director as annual compensation for his Board services, which warrant is now fully vested and exercisable at $.341 per share.

In October 2012 we entered into an Advisory Services Agreement (the "Agreement") with Hawkins Ventures, Inc. (the "Advisor"), as amended both in 2013 and 2014, to provide us with multiple advisory and consulting services. Along with monthly cash payments, the Agreement required us to issue certain five-year warrants incident to the original Agreement and each of its amendments. The exercise prices and number of common shares subject to these warrants were revised with each amendment, resulting in the Advisor being issued and now holding a fully vested five-year warrant for 240,000 shares relating to the initial Agreement and its first amendment exercisable at $.265 per share. The second amendment to the Agreement also provided for us to issue a five-year warrant for 2,000,000 shares exercisable at $.265 per share contingent on our obtaining certain prescribed financing and the Advisor being instrumental in our acquiring major customer or reseller partner contracts. The Agreement was terminated in June 2015, and it was mutually agreed between the Advisor and us that the Advisor was entitled to a warrant for 600,000 shares of the 2,000,000 shares reserved in the second amendment of the Agreement. Accordingly, the Advisor now holds warrants to purchase an aggregate of 840,000 common shares at $.2650 per share, fully vested and exercisable anytime during the remainder of their five-year terms. These warrants also provide the Advisor the right to acquire these 840,000 shares through a "cashless" exercise.

From April to June 2013, we granted four-year warrants for an aggregate of 129,500 shares of our common stock to four consultants for advisory services provided to us, all fully vested and exercisable at $.75 per share for 67,500 shares, $.90 per share for 50,000 shares, and $l.00 per share for 12,000 shares.

During 2014, we granted four-year warrants for an aggregate of 22,250 shares of our common stock to two persons for consulting services, all fully vested with 20,000 shares exercisable at $.45 per share and 2,250 shares exercisable at $.50 per share.

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In July 2014 we granted a four-year warrant for 100,000 shares of our common stock to a former key employee relating to past employment with our company, which warrant is now fully vested and exercisable at $.2625 per share.

During the nine-month period ended September 30, 2015, we granted and issued four-year or five-year warrants to consultants related to consulting and financial advisory services for an aggregate of 740,079 shares of our common stock, all fully vested, and including 500,000 shares exercisable at $.20 per share, 18,329 shares exercisable at $.22 per share, 100,000 shares exercisable at $.265 per share, 112,750 shares exercisable at $.50 per share, and 9,000 shares exercisable at $.78 per share.

During November-December 2015, we granted and issued five-year warrants to consultants related to consulting services for an aggregate of 16,000 shares of our common stock, all fully vested and exercisable at $.65 per share.

Pursuant to a six-month contract entered into for technology services, in lieu of cash compensation to the consultant, we sold and issued a five-year warrant to him to purchase 24,000 shares of our common stock at $.35 per share, vesting at 4,000 shares monthly over the six-month term of the contract.

All of the foregoing issuances were deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of its Section 4(a)(2) as a transaction by an issuer not involving a public offering. All issuances were private transactions with accredited or sophisticated investors not involving any general solicitation, and all certificates issued for the foregoing transactions were affixed with a standard restrictive legend evidencing their restricted status as unregistered securities.

DESCRIPTION OF SECURITIES

Common Stock

Our Board of Directors is authorized to issue up to 500,000,000 shares of common stock, par value $.0001 per share, and as of December 31, 2015 there were 29,145,090 shares of common stock issued and outstanding, including all shares issued incident to the Merger. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available for dividends. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all our assets legally available for distribution after payment of all our debts and liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights, and they have no rights for cumulative voting regarding any election of directors.

Preferred Stock

The Company is also authorized to issue up to 20,000,000 shares of Preferred Stock, par value $.0001 per share. Our Board of Directors has the authority, without stockholder approval, to issue these preferred shares in one or more designated series, to establish the number of shares in each series, and to fix the preferences, powers, dividends, and voting or conversion rights of any preferred shares, which could dilute the voting power or other rights of holders of our common stock.

Any future issuance of our preferred stock, while providing flexibility in connection with possible acquisitions, financial transactions and other significant corporate purposes, could have the effect of delaying, deferring or even preventing a change in control of our company.

The Company has no outstanding preferred stock and no current plans to designate or issue any preferred stock.

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Options and Warrants

As of December 31, 2015, the Company has (i) outstanding stock options granted to current or former employees to purchase an aggregate of 97,500 of our common shares and (ii) outstanding warrants held by a former director and various current and former consultants and advisors to purchase an aggregate of 2,423,890 shares of our common stock. Our stock options have four-year terms, and our warrants have four-year or five-year terms.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and our Certificate of Incorporation and bylaws provide that we shall indemnify any of our directors and officers, to the fullest extent permitted by Delaware law who was or is a party, or is threatened to be made a party, to any completed, pending or threatened civil, criminal, administrative, or investigative lawsuit or other legal proceeding by reason of the fact that the person is or was a director or officer of the Company. This indemnification includes expenses including attorneys' fees, judgments, fines and any settlement amounts actually and reasonably incurred in the matter if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action, the director or officer had no reasonable cause to believe his conduct was unlawful.

Except for a lawsuit by a former employee already discussed in this current report, we are not aware of any pending or threatened litigation or other legal proceeding involving any of our directors or officers regarding their management positions with us that may result in any claim for indemnification. We believe that the indemnification provisions of our Certificate of Incorporation and bylaws are necessary to attract and retain experienced and qualified persons as directors and officers.

Our bylaws also permit us to purchase and maintain insurance covering any person who is or was a director or officer of the Company for any liability arising out of any conduct or action taken by such person as a director or officers, whether or not the Company would have the power to indemnify such person under the Delaware General Corporation Law. We currently have no insurance policy covering any of our directors and officers.

Our bylaws also provide that expenses including reasonable attorneys' fees incurred by any of our directors and officers in defending any legal proceeding may be paid by the Company in advance of its final disposition upon an undertaking by such person to repay to the Company the advanced amount if it is determined such person is not entitled to indemnification.

Our bylaws also provide that these provisions for indemnification and expense advancement shall, unless otherwise provided when authorized, continue for any person who has ceased to be a director or officer and also shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Merger, the Company issued an aggregate of 28,845,090 shares of common stock to the former shareholders of Fision common stock., and issued identical FISION DE derivative securities to all holders of Fision options and warrants to purchase an aggregate of 5,523,890 common shares of the Company. The issuances of the common shares and derivative securities of the Company incident to the Merger were unregistered, and the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this current report, which are incorporated herein by reference.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF DIRECTORS AND PRINCIPAL OFFICERS

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this current report, which are incorporated herein by reference.

Item 5.03 CHANGE IN FISCAL YEAR

Immediately after the closing of the Merger, the Board of Directors of the registrant adopted the calendar year ending December 31 as its new fiscal year, in order to conform to the historical fiscal year of the business of Fision which was acquired through the Merger.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

Upon completion and effectiveness of the Merger on December 28, 2015, the registrant ceased being a shell company under applicable SEC rules, and the disclosures in Items 1.01 and 2.01 regarding the Merger are incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Shell Company Transactions. As a result of its acquisition of Fision described in Item 2.01, the registrant is filing with this report and incorporating by reference herein (i) Fision's audited financial statements as of December 31, 2014 and 2013 as Exhibit 99.1, (ii) Fision's unaudited nine-month interim financial statements as of September 30, 2015 and 2014 as Exhibit 99.2, and (iii) certain pro forma financial information reflecting the Merger as Exhibit 99.3.

(d) Exhibits

Filed herewith and incorporated herein by reference are the exhibits set forth on the Exhibit Index following the Signature Page of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION Corporation

Dated: December 29, 2015	By:	/s/ Michael Brown
Michael Brown
Chief Executive Officer

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Index of Exhibits for Current Report on Form 8-K dated December 29, 2015

Exhibit No.	Description

2.1

Agreement and Plan of Merger, by and among the registrant, DE6 Newco Inc, a Minnesota corporation, and Fision Holdings, Inc., a Minnesota corporation (incorporated by reference to Exhibit 2.1 to the registrant's Current Report on Form 8-K filed on December 10, 2015)

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of registrant's Form 10 filed on 4/6/2010)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of registrant's Form 10 filed on 4/6/2010)

10.1	Employment Agreement with Michael Brown, dated July 7/1/2014 (filed herewith)

10.2	Employment Agreement with Garry Lowenthal, dated 7/1/2014 (filed herewith)

10.3	2011 Stock Option and Compensation Plan, as amended 12/30/2014 (filed herewith)

99.1	Audited financial statements of Fision Holdings, Inc. as of December 31, 2014 and December 31, 2013 (filed herewith)

99.2	Interim financial statements of Fision Holdings, Inc. as of September 30, 2015 (filed herewith)

99.3	Unaudited pro forma combined financial statements (filed herewith)

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